                                                              Exhibit 1.A.(1)(b)



On November 11, 1997 the Finance Committee of the Board of Directors of The Prudential Insurance Company of America granted the following authority with respect to The Prudential Variable Appreciable Account:

     1. For the Variable Appreciable Account to invest, in addition to shares of portfolios of The Prudential Series Fund, Inc., in the five mutual funds from the fund companies listed on Exhibit A hereto.

     2. For the proper officers of Prudential to do or cause to be done in the name and on behalf of Prudential any and all acts and things, including, but not limited to, requests to regulatory authorities for approvals, exemptions and other actions and the execution and delivery of documents, papers and instruments, all as any such officer or officers may deem necessary, desirable or appropriate to execute the purposes and intents of the forgoing actions.


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                                   EXHIBIT A
                                   ---------
                                 LIST OF FUNDS


   Mutual Fund Company        Name of Fund           Investment Objective
                                                          (Strategy)
-------------------------------------------------------------------------------

AIM Distributors, Inc.     Aim V.I. Value Fund  A diversified portfolio which
                                                seeks to achieve long-term
                                                growth of capital by investing
                                                primarily in equity securities
                                                judged by AIM to be undervalued
                                                relative to the current or
                                                projected earnings of the
                                                companies issuing the
                                                securities, or relative to
                                                current market values of assets
                                                owned by the companies issuing
                                                the securities, or relative to
                                                the equity markets generally.
                                                Income is a secondary objective.
-------------------------------------------------------------------------------
Twentieth Century Group    VP Value             Seeks long-term capital
                                                appreciation, income is
                                                secondary. (The fund usually
                                                invests at least 80% of assets
                                                in equity securities issued by
                                                well-established medium and
                                                large-size companies).
-------------------------------------------------------------------------------
MFS                        MFS Emerging         Seeks long-term growth of
                           Growth               capital. Dividend and interest
                           Series               income from portfolio
                                                securities, if any, is
                                                incidental to the investment
                                                objective of long-term growth of
                                                capital. (The portfolios will
                                                invest primarily in common
                                                stocks of emerging growth
                                                companies).
-------------------------------------------------------------------------------

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    Mutual Fund Company          Name of Fund          Investment Objective
                                                       (Strategy)
--------------------------------------------------------------------------------
T. Rowe Price               T. Rowe Price             Seeks long-term growth,
                            International             principally by means of
                            Stock Portfolio           investments in the common
                                                      stocks of established non-
                                                      U.S. companies. (The
                                                      Portfolio is diversified
                                                      with a focus upon those
                                                      areas and financial
                                                      instruments which appear
                                                      to offer good
                                                      opportunities for capital
                                                      appreciation.)
--------------------------------------------------------------------------------
Janus Capital               Janus Aspen Series        Seeks long-term growth of
Corporation                 Growth Portfolio          capital in a manner
                                                      consistent with
                                                      preservation of capital by
                                                      investing primarily in the
                                                      common stocks of companies
                                                      of any size. Generally,
                                                      the Portfolio emphasizes
                                                      larger, more established
                                                      issuers.

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